EXHIBIT 99.1

Starco Brands Acquires Complete Nutrition Pioneer Soylent

SANTA MONICA, Calif., February 22, 2023 — Starco Brands, Inc. (OTCQB: STCB), inventor of consumer products with behavior-changing technologies, announced today the acquisition of Soylent Nutrition, Inc., which pioneered the plant-based “complete nutrition” and “functional food” categories. Under the terms of the transaction, Soylent will operate as a separate business unit under the Starco Brands umbrella and continue to be led by Soylent CEO Demir Vangelov.

“Soylent is one of those rare brands that successfully transitioned from Silicon Valley tech start-up to mainstream with mass distribution, thanks to Demir and his team’s operational execution and a global mission to improve human health and nutrition,” said Starco Brands CEO Ross Sklar. “When combined with Starco Brands’ portfolio of formulas, access to commercial manufacturing facilities, and disruptive marketing, Soylent’s potential to grow its base and expand in adjacent category whitespaces will be game-changing.”

“Starco Brands shares our vision of a world where every person can afford and access all the nutrition and calories they need,” said Vangelov. “As global food insecurity increases due to climate change, supply chain shocks, and geopolitical conflict, we are confident that this partnership can accelerate our global scaleup and get our products to everyone on Earth who needs and deserves affordable, complete nutrition.”

Founded in 2013 in San Francisco, Soylent ignited the “biohacking” trend with technology workers and gamers. Soylent quickly became the industry standard for the emerging complete nutrition category, developing a lineup of plant-based convenience shakes, powders and bars that contain proteins, healthy fats, functional amino acids and essential nutrients. Today it enjoys mass-market awareness with sales at Walmart, Target, Publix and other leading retailers. Soylent’s investors include Andreessen Horowitz, GV, The Production Board, and other Silicon Valley investors.

The acquisition of Soylent is a significant milestone for Starco Brands as it continues to invent and acquire behavior-changing technologies and brands. In December 2022, it acquired Skylar Body, Inc., a pioneer and producer of aspirational and prestige hypoallergenic fragrances that are safe for sensitive skin. In September 2022, the company acquired The AOS Group, Inc. (“Art of Sport”), the athlete-inspired personal care brand co-founded by Kobe Bryant.

In December 2021, Starco Brands launched Whipshots, one of the most innovative products ever to hit the spirits industry. Hailed as one of the most significant consumer product launches, the vodka-infused whipped cream combines integrated manufacturing, delectable flavors, cutting-edge creative direction, and a world-class celebrity and influencer partnership with global artist Cardi B.

Proskauer Rose LLP represented Starco Brands in the transaction. Mally Collective and Sheppard Mullin represented Soylent in the transaction.

About Soylent

Soylent, the original plant-based food technology company, is on a mission to deliver complete nutrition products that are good for the body and the planet. Made from sustainably grown plant-based ingredients, Soylent’s line of products is scientifically developed to provide the vitamins, minerals, fats, carbohydrates and protein that the body needs - all in convenient, affordable packages. Soylent’s innovative product line-up includes Complete Nutrition Powders and Ready-to-Drink shakes, 100-Calorie Snack Bars, High Protein Nutrition Shakes, and Energy boosting nutrition shakes. The company is headquartered in Los Angeles. To learn more about Soylent, please visit the brand website or social channels via Facebook, Twitter, Instagram or LinkedIn.

About Starco Brands

Starco Brands (OTCQB: STCB) invents and acquires consumer products with behavior-changing technologies that spark excitement in the everyday. Today, its disruptive brands include Whipshots, bringing the fun back to a stagnant alcohol category with the only alcohol-infused whipped cream in the market; Art of Sport, a premium body care brand designed for athletes; Winona Popcorn Spray, bringing home the movie-going experience with the first indulgent theater-popcorn taste powered by air; and Skylar, a pioneer in hypoallergenic prestige fragrances. A modern-day invention factory to its core, Starco Brands identifies whitespaces across consumer product categories. It draws upon a portfolio of innovative formulas with access to commercial manufacturing facilities spanning 10 product categories with limitless innovation potential. Starco Brands publicly trades on the OTC stock exchange. Visit www.starcobrands.com for more information.

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